Exhibit 99
ORBCOMM ANNOUNCES FIRST QUARTER 2011 RESULTS
- Service Revenues, excluding AIS, Increased 19.7% -
- Approximately 14,000 Net Additions, Total Subscribers Grew 12.1% Over Last Year-
Fort Lee, NJ, May 10, 2011 — ORBCOMM Inc. (Nasdaq: ORBC), a global satellite data communications company focusing on two-way Machine-to-Machine (M2M) communications, today announced financial results for the first quarter ended March 31, 2011.
The following financial highlights are in thousands of dollars, except per share.

	Three months ended
	March 31,
	2011	2010
Total Revenues	$7,883	$7,417
Service Revenues	$7,397	$6,882
Product Sales	$486	$535
Operating Income (Loss)	$(722)	$(368)
Net Income (Loss) attributable to ORBCOMM Inc.	$(731)	$(735)
Net Income (Loss) per Common Share	$(0.02)	$(0.02)
EBITDA (1) (3)	$531	$673
Adjusted EBITDA (2) (3)	$799	$1,250

(1)	EBITDA is defined as earnings before interest income (expense), provision for income taxes and depreciation and amortization.

(2)	Adjusted EBITDA is defined as EBITDA, adjusted for stock-based compensation expense and noncontrolling interests.

(3)	A table presenting EBITDA and Adjusted EBITDA, reconciled to GAAP Net Loss, is among other financial tables at the end of this release.
Total Revenues for the quarter ended March 31, 2011 were $7.9 million, an increase of 6.3% from the first quarter of 2010. Service Revenues for the first quarter of 2011 increased 7.5% to $7.4 million from the comparable period of 2010. As previously reported, ORBCOMM’s AIS service has been interrupted and we are expecting to restore commercial service with the launch of multiple new satellites this year. The impact of the interruption in the first quarter versus the prior year amounts to $0.7 million less revenue in the current period. As a result, Service Revenues, excluding AIS revenues, increased 19.7% versus the first quarter of 2010. Product Sales declined 9.2% in the first quarter to $486,000 from $535,000 in the first quarter of 2010.
Costs and Expenses in the first quarter of 2011 were $8.6 million, representing a 10.5% increase compared to the same period in the prior year. The higher costs are largely associated with Acquisition-related costs of $257,000 and severance costs of $137,000 in the first quarter of 2011 and reversal of bad debt reserve of $220,000 in the first quarter of 2010. Excluding the impact of these items, Costs and Expenses increased 2.6%, or $0.2 million.
Operating loss for the first quarter ended March 31, 2011 was $722,000 compared to a loss of $368,000 in the first quarter of 2010.
Net Loss attributable to ORBCOMM for the first quarter of 2011 was flat compared to the Net Loss attributable to ORBCOMM for the first quarter of 2010 at $731,000 versus $735,000, respectively. Net Loss per share in both the current and prior year periods was $0.02 per share. The Company achieved positive EBITDA for the first quarter of 2011 of $531,000. Adjusted EBITDA for the quarter was $799,000 versus $1.3 million in the first quarter of 2010.

At March 31, 2011, there were approximately 589,000 billable subscriber communicators, a 12.1% increase over the first quarter of 2010. Net subscriber additions during the quarter were just under 14,000, comprised of nearly 11,000 satellite additions and over 3,000 terrestrial additions.
“Increased data usage and improved satellite throughput from our constellation over the past year coupled with continued double-digit growth in subscriber additions has driven growth in Service Revenues of almost 20% over the prior year, excluding AIS revenue,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “Additionally, ORBCOMM anticipates closing the StarTrak acquisition shortly, which we expect to have a positive impact on 2011 revenue and accretive to cash in 2012.”
“We are pleased with the continued growth in Service and Total Revenues that are outpacing the decline in revenue from the AIS business in the first quarter of 2011 versus the prior year quarter,” said Robert Costantini, ORBCOMM’s Chief Financial Officer. “ORBCOMM was able to generate $799,000 in Adjusted EBITDA for the first quarter. We remain focused on controlling costs and growing our top line.”
Business Highlights
Selected recent business highlights include:
•	ORBCOMM added a major global diversified manufacturer of cranes and lifts. We signed an extension renewal with one of our largest current transportation VARs and a teaming agreement with Vodafone.
•
ORBCOMM is now authorized to provide two-way satellite data communications services in Ecuador, an important geographic area for many of our customers. ORBCOMM continues to expand its global authorizations, which totals over 100 countries and territories. International expansion is a key component to future growth at ORBCOMM as it provides our customers, many of which already have distribution in these countries, a new outlet to provide ORBCOMM enabled services. It also creates an opportunity for new sales channels with local providers.

•
L-3 Telemetry West, a division of L-3 Communications, has delivered an upgraded, more capable satellite operations control system (SOCS) for ORBCOMM’s Network Control Center in Dulles, Virginia. The new SOCS will support the ongoing operations of ORBCOMM’s existing constellation of low-Earth orbit satellites, as well as ORBCOMM’s new enhanced-capability Generation 2 (OG2) fleet replenishment satellites that will begin launching later this year.

Financial Results and Highlights
Revenue
Total Revenues for the first quarter of 2011 were $7.9 million, an increase of 6.3% from the first quarter of 2010. Service Revenues for the first quarter were $7.4 million, an increase 7.5%, over the prior-year’s first quarter. The growth in core subscriber revenues more than offset a decline in AIS revenue versus the year ago period. Product Sales decreased in the first quarter of 2011 to $486,000 from $535,000 in the first quarter of 2010.
Billable Subscriber Communicators
As of March 31, 2011, there were almost 589,000 billable subscriber communicators, compared to over 525,000 billable subscriber communicators as of March 31, 2010, an increase of 12.1%.
Costs and Expenses
Costs and Expenses in the first quarter of 2011 were $8.6 million, representing a 10.5% increase compared to the same period in the prior year and includes Acquisition-related costs of $0.3 million for the pending acquisition of the StarTrak business. The higher costs are largely associated with Acquisition-related costs of $257,000 and severance costs of $137,000 in the first quarter of 2011 and reversal of bad debt reserve of $220,000 in the first quarter of 2010. Excluding the impact of these items, Costs and Expenses increased 2.6%.
Net Loss
Net Loss attributable to ORBCOMM remained flat at $731,000 for the first quarter of 2011 compared to a Net Loss attributable to ORBCOMM of $735,000 for the first quarter of 2010. The growth in Total Revenues was offset by higher Costs and Expenses during the quarter.
ORBCOMM’s Net Loss per Common Share was $0.02 for the three months ended March 31, 2011 compared to Net Loss per Common Share of $0.02 for the prior year quarter.
EBITDA and Adjusted EBITDA
EBITDA for the first quarter of 2011 totaled $531,000, compared to EBITDA of $673,000 in the first quarter of 2010.
Adjusted EBITDA for the first quarter of 2011 totaled $799,000, compared to Adjusted EBITDA of $1.3 million in the first quarter of 2010.
EBITDA and Adjusted EBITDA are non-GAAP financial measures used by the Company. Please see the financial tables at the end of the release for a reconciliation of EBITDA and Adjusted EBITDA.
Balance Sheet
Cash, Cash Equivalents, Restricted Cash, and Marketable Securities as of March 31, 2011 was $85.5 million, decreasing $3.5 million from $89.0 million at December 31, 2010. The decline is attributable to $2.1 million for next generation satellite related capital expenditures and cash used from operations of $0.6 million, due to shifts in working capital during the quarter.

Investment Community Conference Call
ORBCOMM will host a conference call and webcast for the investment community this morning at 10:30 AM ET. Senior management will review the results, discuss ORBCOMM’s business, and address questions.
Domestic participants should dial 888-549-7750 at least ten minutes prior to the start of the call. International callers should dial 480-629-9819. The conference call identification number is 4436209. To hear a live web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s web site at www.orbcomm.com, click on investor relations tab, then select “Presentations and Webcasts,” to access the link to the call. To listen to a telephone replay of the conference call, please dial 800-406-7325 domestically or 303-590-3030 internationally and enter reservation identification number 4436209. The replay will be available from approximately 12:00 PM ET on Tuesday, May 10, 2011, through 11:59 PM ET on Tuesday, May 17, 2011.
About ORBCOMM Inc.
ORBCOMM is a leading global satellite data communications company, focused on Machine-to-Machine (M2M) communications. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, Asset Intelligence a division of I.D. Systems, Inc., Komatsu Ltd., Manitowoc Crane Companies, Inc., and Volvo Construction Equipment among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in four core markets: commercial transportation; heavy equipment; industrial fixed assets; and marine/homeland security. ORBCOMM based products are installed on trucks, containers, marine vessels, locomotives, backhoes, pipelines, oil wells, utility meters, storage tanks and other assets. ORBCOMM is headquartered in Fort Lee, New Jersey and has its network control center in Dulles, Virginia. For more information, visit www.orbcomm.com.

Forward-Looking Statements
Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of global recession and continued worldwide credit and capital constraints; substantial losses we have incurred and expect to continue to incur; demand for and market acceptance of our products and services and the applications developed by our resellers; loss or decline or slowdown in the growth in business from Asset Intelligence, a subsidiary of I.D. Systems, Inc. (“AI”) (formerly a division of General Electric Company (“GE” or “General Electric”)), other value-added resellers or VARs and international value-added resellers or IVARs; loss or decline or slowdown in growth in business of any of the specific industry sectors the Company serves, such as transportation, heavy equipment, fixed assets and maritime; our proposed acquisition of the StarTrak Systems, LLC (“StarTrak”) business may expose us to additional risks; litigation proceedings; technological changes, pricing pressures and other competitive factors; the inability of our international resellers to develop markets outside the United States; market acceptance and success of our Automatic Identification System (“AIS”) business; the ability to restore commercial-level AIS service in the near term; satellite launch and construction delays and cost overruns of our next-generation satellites; in-orbit satellite failures or reduced performance of our existing satellites; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events; our inability to renew or expand our satellite constellation; political, legal regulatory, government administrative and economic conditions and developments in the United States and other countries and territories in which we operate; and changes in our business strategy; and the other risks described in our filings with the Securities and Exchange Commission. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For more detail on these and other risks, please see our “Risk Factors” section in our annual report on Form 10-K for the year ended December 31, 2010.
Contacts

Investor Inquiries:	Media Inquiries:
Lucas Binder	Jennifer Lattif
VP, Business Development and Investor Relations	Senior Account Executive
ORBCOMM Inc.	The Abernathy MacGregor Group
703-433-6505	212-371-5999
binder.lucas@orbcomm.com	jcl@abmac.com

ORBCOMM Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$21,226	$17,026
Restricted cash	1,000	1,000
Marketable securities	61,055	67,902
Accounts receivable, net of allowances for doubtful accounts of $630 and $557	5,660	4,536
Inventories	207	172
Prepaid expenses and other current assets	1,709	1,377
Deferred income taxes	117	117

Total current assets	90,974	92,130

Satellite network and other equipment, net	72,338	71,684
Intangible assets, net	743	1,114
Restricted cash	2,220	3,030
Other investment	2,334	2,278
Deferred income taxes	140	141
Other assets	1,058	1,092

Total assets	$169,857	$171,469

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$2,508	$2,143
Accrued liabilities	4,758	6,043
Current portion of deferred revenue	1,946	2,134

Total current liabilities	9,212	10,320
Note payable-related party	1,540	1,416
Deferred revenue, net of current portion	1,194	1,239
Other liabilities	317	375

Total liabilities	12,263	13,350

Commitments and contingencies

Equity:
ORBCOMM Inc. stockholders’ equity
Common stock, par value $0.001; 250,000,000 shares authorized; 42,760,355 and 42,616,950 shares issued and outstanding	43	43
Additional paid-in capital	234,527	234,125
Accumulated other comprehensive income	1,075	1,126
Accumulated deficit	(77,315)	(76,584)

Total ORBCOMM Inc. stockholders’ equity	158,330	158,710
Noncontrolling interests	(736)	(591)

Total equity	157,594	158,119

Total liabilities and equity	$169,857	$171,469

ORBCOMM Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,
	2011	2010

Revenues:
Service revenues	$7,397	$6,882
Product sales	486	535

Total revenues	7,883	7,417

Costs and expenses (1):
Costs of services	3,463	3,136
Costs of product sales	290	323
Selling, general and administrative	4,421	4,162
Product development	174	164
Acquisition-related costs	257	—

Total costs and expenses	8,605	7,785

Loss from operations	(722)	(368)

Other income (expense):
Interest income	54	37
Other income (expense)	101	(120)
Interest expense	(48)	(48)

Total other income (expense)	107	(131)

Loss from continuing operations before income taxes	(615)	(499)

Income taxes	111	—

Loss from continuing operations	(726)	(499)

Loss from discontinued operations	—	(91)

Net Loss	(726)	(590)

Less: Net income attributable to the noncontrolling interests	5	145

Net loss attributable to ORBCOMM Inc.	$(731)	$(735)

Net loss attributable to ORBCOMM Inc.:
Loss from continuing operations	$(731)	$(644)
Loss from discontinued operations	—	(91)

Net loss attributable to ORBCOMM Inc.	$(731)	$(735)

Per share information-basic and diluted:
Loss from continuing operations	$(0.02)	$(0.02)
Loss from discontinued operations	—	(0.00)

Net loss attributable to ORBCOMM Inc.	$(0.02)	$(0.02)

Weighted average common shares outstanding:
Basic and diluted	42,726	42,559

(1) Stock-based compensation included in costs and expenses:
Costs of services	$35	$14
Selling, general and administrative	225	416
Product development	3	2

	$263	$432

ORBCOMM Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three months ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(726)	$(590)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in allowance for doubtful accounts	73	(201)
Depreciation and amortization	1,157	1,397
Accretion on note payable-related party	33	33
Stock-based compensation	263	432
Foreign exchange (gains) losses	(42)	121
Amortization of premium on marketable securities	450	131
Dividend received in common stock for other investment	(56)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,195)	(813)
Inventories	(38)	(6)
Prepaid expenses and other assets	(25)	(44)
Accounts payable and accrued liabilities	(209)	(528)
Deferred revenue	(230)	(262)
Other liabilities	(30)	—

Net cash used in operating activities of continuing operations	(575)	(330)
Net cash used in operating activities of discontinued operations	—	(177)

Net cash used in operating activities	(575)	(507)

Cash flows from investing activities:
Capital expenditures	(2,121)	(984)
Purchases of marketable securities	(23,848)	(66,422)
Proceeds from maturities of marketable securities	30,245	26,070
Issuance of note receivable to Alanco	(300)	—
Change in restricted cash	810	—

Net cash provided by (used in) investing activities of continuing operations	4,786	(41,336)
Net cash used in investing activities of discontinued operations	—	—

Net cash provided by (used in) investing activities	4,786	(41,336)

Cash flows from financing activities	—	—

Effect of exchange rate changes on cash and cash equivalents	(11)	(13)

Net increase (decrease) in cash and cash equivalents	4,200	(41,856)

Cash and cash equivalents:
Beginning of period	17,026	65,292

End of period	$21,226	$23,436

The following table reconciles our Net Income (Loss) to EBITDA and Adjusted EBITDA for the periods shown:

	Three months ended
	March 31,
(in thousands)	2011	2010

Net Income (Loss) attributable to ORBCOMM	$(731)	$(735)
Net interest (income) expense	(6)	11
Provision for income taxes	111	—
Depreciation and amortization	1,157	1,397

EBITDA	531	673

Stock-based compensation	263	432

Noncontrolling interests	5	145

Adjusted EBITDA	$799	$1,250

EBITDA is defined as earnings before interest income (expense), provision for income taxes and depreciation and amortization. ORBCOMM believes EBITDA is useful to its management and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps ORBCOMM’s management and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its financing transactions and the depreciation and amortization impact of capital investments from its operating results. In addition, ORBCOMM management uses EBITDA in presentations to its board of directors to enable it to have the same measurement of operating performance used by management and for planning purposes, including the preparation of the annual operating budget. The Company also believes that EBITDA, adjusted for stock-based compensation expense and noncontrolling interests (Adjusted EBITDA), is useful to investors to evaluate the Company’s core operating results and financial performance and its capacity to fund capital expenditures, because it excludes items that are significant non-cash expenses reflected in the Condensed Consolidated Statements of Operations. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with accounting principles generally accepted in the United States, or GAAP. While ORBCOMM considers EBITDA and Adjusted EBITDA to be important measures of operating performance, they should be considered in addition to, and not as a substitute for, or superior to, Net Loss or other measures of financial performance prepared in accordance with GAAP and may be different than EBITDA and Adjusted EBITDA measures presented by other companies. A reconciliation table is presented above.